LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                              IVC INDUSTRIES, INC.
                                   as Borrower

                             Dated: October 16, 2000
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS......................................................1

SECTION 2.  CREDIT FACILITIES...............................................22
      2.1   Revolving Loans.................................................22
      2.2   Letter of Credit Accommodations.................................23
      2.3    Term Loan......................................................26

SECTION 3.  INTEREST AND FEES...............................................26
      3.1   Interest........................................................26
      3.2   Unused Line Fee.................................................27
      3.3    Fees...........................................................28
      3.4   Changes in Laws and Increased Costs of Loans....................28

SECTION 4.  CONDITIONS PRECEDENT............................................28
      4.1   Conditions Precedent to Initial Loans and Letter of Credit
            Accommodations .................................................28
      4.2   Conditions Precedent to All Loans and Letter of Credit
            Accommodations .................................................30

SECTION 5.  GRANT OF SECURITY INTEREST......................................31

SECTION 6.  COLLECTION AND ADMINISTRATION...................................32
      6.1   Borrower's Loan Account.........................................32
      6.2   Statements......................................................32
      6.3   Collection of Accounts..........................................33
      6.4   Payments........................................................34
      6.5   Payment Indemnity. .............................................35
      6.6   Authorization to Make Loans.....................................35
      6.7   Use of Proceeds.................................................36

SECTION 7.  COLLATERAL REPORTING AND COVENANTS..............................36
      7.1   Collateral Reporting............................................36
      7.2   Accounts Covenants..............................................37
      7.3   Inventory Covenants.............................................39
      7.4   Equipment and Real Property Covenants...........................40
      7.5   Power of Attorney...............................................40
      7.6    Right to Cure..................................................41
      7.7   Access to Premises..............................................41

SECTION 8.  REPRESENTATIONS AND WARRANTIES..................................42
      8.1   Corporate Existence, Power and Authority; Subsidiaries..........42
      8.2  Financial Statements; No Material Adverse Change.................42
      8.3  Chief Executive Office; Collateral Locations.....................43


                                       (i)

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      8.4  Priority of Liens; Title to Properties...........................43
      8.5  Tax Returns......................................................43
      8.6  Litigation.......................................................43
      8.7  Compliance with Other Agreements and Applicable Laws.............43
      8.8  Environmental Compliance.........................................44
      8.9  Employee Benefits................................................44
      8.10  Bank Accounts...................................................45
      8.11  Intellectual Property...........................................46
      8.12  Capitalization..................................................46
      8.13  Labor Disputes..................................................47
      8.14  Corporate Name; Prior Transactions..............................47
      8.15  Restrictions on Subsidiaries....................................47
      8.16  Material Contracts..............................................47
      8.17  Payable Practices...............................................47
      8.18  Accuracy and Completeness of Information........................48
      8.19  Survival of Warranties; Cumulative..............................48

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS..............................48
      9.1   Maintenance of Existence........................................48
      9.2   New Collateral Locations........................................48
      9.3   Compliance with Laws, Regulations, Etc..........................48
      9.4   Payment of Taxes and Claims.....................................50
      9.5   Insurance.......................................................50
      9.6   Financial Statements and Other Information......................51
      9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc.........52
      9.8   Encumbrances....................................................54
      9.9   Indebtedness....................................................55
      9.10  Loans, Investments, Guarantees, Etc.............................57
      9.11  Dividends and Redemptions.......................................59
      9.12  Transactions with Affiliates....................................59
      9.13  Additional Bank Accounts........................................59
      9.14  Compliance with ERISA.  ........................................59
      9.15  End of Fiscal Years; Fiscal Quarters............................60
      9.16  Change in Business..............................................60
      9.17  Limitation of Restrictions Affecting Subsidiaries...............60
      9.18  Adjusted Tangible Net Worth.....................................61
      9.20  Costs and Expenses..............................................62
      9.21  Further Assurances..............................................62

SECTION 10. EVENTS OF DEFAULT AND REMEDIES..................................63
      10.1  Events of Default...............................................63
      10.2  Remedies........................................................65

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERSAND CONSENTS; GOVERNING LAW ....67
      11.1  Governing Law; Choice of Forum; Service of Process; Jury
            Trial Waiver ...................................................67


                                      (ii)
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      11.2  Waiver of Notices...............................................69
      11.3  Amendments and Waivers..........................................69
      11.4  Waiver of Counterclaims.........................................69
      11.5  Indemnification.................................................69
      11.6  Currency Indemnity..............................................69

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS................................70
      12.1  Term............................................................70
      12.2  Interpretative Provisions.......................................72
      12.3  Notices.........................................................73
      12.4  Partial Invalidity..............................................73
      12.5  Successors......................................................73
      12.7  Entire Agreement................................................74


                                     (iii)
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                                    INDEX TO
                             EXHIBITS AND SCHEDULES

            Exhibit A         Information Certificate

            Exhibit B         Compliance Certificate

            Schedule 1.67     Permitted Holders

            Schedule 6.6      Persons Authorized to Request Loans

            Schedule 8.4      Existing Liens

            Schedule 8.8      Environmental Matters

            Schedule 8.10     Bank Accounts

            Schedule 8.11     Licensed Intellectual Property

            Schedule 8.13     Labor Matters

            Schedule 8.16     Material Contracts

            Schedule 9.8(f)   Freehold, New Jersey Fixed Rate Bond Collateral

            Schedule 9.9(h)   Vitamin Specialties Lease Obligations

            Schedule 9.9(i)   Existing Indebtedness

            Schedule 9.10     Existing Loans, Advances and Guarantees

            Schedule 9.12     Permitted Consulting Fees


                                      (i)
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                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated October 16, 2000 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and IVC Industries, Inc., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of Borrower and Guarantor to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

      1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

      1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Borrowing Base" shall mean, at any time, the amount equal to: (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrower and Guarantor, plus (b) the lesser of: (i) sixty (60%) percent of the Value of Eligible Inventory consisting of finished goods and Bulk Inventory and raw materials for such finished goods and Bulk Inventory, (ii) eighty-five (85%) percent of the Net Recovery Percentage with respect to Eligible Inventory consisting of finished goods and Bulk Inventory and raw materials for such finished goods and Bulk Inventory or (iii) $16,000,000, less (c) any Reserves.

      1.7 "Bulk Inventory" shall mean Inventory in the form of tablets, capsules, soft gelatins or any other single dosage vitamin, diet supplements and/or over-the-counter non-drug products in barrels, bags, boxes or other appropriate container to be sold as is, to be repackaged or to be converted to finished goods.

      1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are


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closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.9 "Canadian Dollars" and "C$" shall each mean the lawful currency of Canada.

      1.10"Canadian Pension Plan" shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, Borrower or Guarantor in respect of any Person's employment in Canada with Borrower or Guarantor.

      1.11 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

      1.12 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      1.13 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply


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with the guidelines set forth in the Federal Financial Agreements of Depository
Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

      1.14 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or Guarantor or the adoption of a plan by the stockholders of Borrower or Guarantor relating to the dissolution or liquidation of Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; (e) the failure of the Permitted Holders to own more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of Borrower or (f) the failure of Borrower to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Guarantor.

      1.15 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together, with all rules and regulations thereunder or related thereto.

      1.16 "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.17 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to


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hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

      1.18 "Consolidated Pre-Tax Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or in the application thereof to such Person.

      1.19 "Currency Exchange Convention" shall mean, in the calculation of the US Dollar Equivalent, a procedure used by Lender to value in US Dollars (i) the obligations or assets of Borrower or Guarantor that are originally measured in Canadian Dollars and (ii) any other amount expressed in Canadian Dollars or any other currency, other than US Dollars, in each case by using the spot price for the purchase of US Dollars with Canadian Dollars (or such other currency) provided to Lender by the Reference Bank (or such other bank as Lender may specify for such purpose) for the immediately preceding Business Day.

      1.20 "Dilution" shall mean, for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of Borrower or Guarantor for such period and the denominator of which is the aggregate dollar amount of the sales of Borrower and Guarantor for such period.


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

      1.21 "Dilution Reserve" shall mean a Reserve in amounts established by Lender in good faith to reflect that Dilution with respect to any category of Eligible Accounts as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent.

      1.22 "Eligible Accounts" shall mean Accounts created by Borrower or Guarantor which are and continue to be acceptable to Lender in good faith based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or Guarantor or rendition of services by Borrower or Guarantor in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts are not unpaid more than the ninety (90) days after the date of the original invoice for them;

            (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

            (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

            (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower or Guarantor shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower or Guarantor (as the case may be) an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. Dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise


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acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

            (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon the satisfactory completion by Borrower or Guarantor, as the case may be, of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

            (g) the account debtor with respect to such Accounts (i) has not asserted a counterclaim, defense or dispute and (ii) does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts, other than (A) pursuant to the agreement of Borrower with such account debtor as in effect on the date hereof arising in the ordinary course of the business of Borrower and (B) pursuant to the agreement of Borrower with such account debtor arising after the date hereof, to the extent Borrower has obtained the prior written consent of Lender to such agreement (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower or Guarantor, as the case may be, to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

            (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (other than setoffs in the ordinary course of business otherwise permitted hereunder);

            (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower or Guarantor;

            (k) if (i) the account debtor is the United States of America or any state or local governmental entity, or any department, agency or instrumentality thereof, then Borrower or Guarantor, as the case may be, has assigned its rights to payment of such Account to Lender pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or pursuant to any similar state or local law, regulation or requirement or (ii) the account debtor is Her Majesty in right of Canada or any provincial or local governmental entity, or any ministry, Borrower or Guarantor, as the case may be, has assigned its rights to payment of such Account to Lender pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement;


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

            (l) there are no proceedings or actions known to Borrower or Guarantor which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (m) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

            (n) such Accounts are not evidenced by or arising under any instrument or chattel paper;

            (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or substantially similar report in order to permit Borrower or Guarantor, as the case may be, to seek judicial enforcement in such State of payment of such Account, unless Borrower or Guarantor, as the case may be, has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost, as determined by Lender in good faith;

            (p) such Accounts are owed by account debtors whose total indebtedness to Borrower or Guarantor (as the case may be) does not exceed the credit limit with respect to such account debtors as determined by Borrower or Guarantor (as the case may be) from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

            (q) such Accounts are owed by account debtors deemed creditworthy at all times by Borrower or Guarantor, as the case may be, consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised by Lender in good faith from time to time as to any type or category of Accounts after notice to Borrower based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect such type or category of Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.23 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower and Guarantor, Bulk Inventory of Borrower and Guarantor and raw materials for such finished goods and Bulk Inventory, in each case which are acceptable to Lender in good faith based on the criteria set forth below. In


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

general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment;
(d) packaging and shipping materials; (e) supplies used or consumed in Borrower's or Guarantor's business; (f) Inventory at premises other than those owned and controlled by Borrower or Guarantor, except that any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America or Canada which are not owned and operated by Borrower or Guarantor may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower or Guarantor if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, except that notwithstanding that Lender shall not have received such an agreement for a particular leased location, Lender will consider Inventory at such leased location which would otherwise be Eligible Inventory to be Eligible Inventory provided, that, (A) Lender may, at any time, establish such Reserves as Lender may determine in good faith in respect of amounts at any time payable by Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise, and (B) the Reserves established pursuant to clause (f)(i)(A) hereof shall not exceed at any time the aggregate of amounts payable to such owners and lessors for the next three (3) months from any such time and including amounts if any, then outstanding and unpaid owed by Borrower to such owners and lessors, provided, that, such limitation on the amount of the Reserves pursuant to this Section shall only apply so long as: (1) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (2) neither Borrower, Guarantor nor Lender shall have received notice of any default or event of default by the lessee under the lease with respect to such location and (3) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has not granted to the owner and lessor a security interest or lien upon any assets of Borrower and
(ii) as to locations owned and operated by a third person, if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator, except that notwithstanding that Lender shall not have received such an agreement as to a particular third party location, Lender may consider Inventory at such location which would otherwise be Eligible Inventory to be Eligible Inventory provided, that, Lender may, at any time, establish such Reserves as Lender may determine in good faith in respect of amounts at any time payable by Borrower to such third party, without limiting any other rights or remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise (provided, that, the Reserves established pursuant to clause (f)(ii) shall not exceed at any time the aggregate of amounts payable to such third person for the next three (3) months from any such time and including amounts if any, then outstanding and unpaid owed by Borrower to such third person, provided, that, such limitation on the amount of the Reserves pursuant to this Section shall only apply so long as: (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (B) neither Borrower, Guarantor nor Lender shall have received notice of any default or event of default by Borrower or Guarantor under its arrangements with such third person and (C) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has not granted to such third person a security interest or lien upon any assets of Borrower), and, in addition, if required by Lender: (A) UCC-1 financing statements (or PPSA financing statements or the equivalent in Canada) between the owner and operator, as consignee or bailee and Borrower or Guarantor (as the case may be), as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest and lien of Lender; (k) damaged and/or defective Inventory; (l) returned Inventory which is not held for resale in the ordinary course of business; (m) Inventory purchased or sold on consignment; (n) Inventory held after the applicable expiration date; (o) samples; (p) Inventory the use of which by Borrower or Guarantor, as the case may be, or the manufacture or sale thereof by Borrower or Guarantor, as the case may be, involves the use by Borrower or Guarantor of any Intellectual Property owned by any other Person, unless Borrower or Guarantor, as the case may be, has the right to use such Intellectual Property for such purposes pursuant to an agreement listed on Schedule 8.11 hereto, provided, that, (i) such agreement is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the parties thereto, (ii) no default or event of default exists or has occurred thereunder and is continuing, and (iii) no party thereto has sent any notice of default or its intention to terminate or not renew such agreement (unless such notice has been rescinded); and (q) Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c.B-3, as amended, or any applicable provincial laws granting revendication or similar rights to unpaid suppliers. General criteria for Eligible Inventory may be established and revised by Lender in good faith from time to time as to any type or category of Inventory after notice to Borrower based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect such type or category of Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.24 "Environmental Laws" shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), injunctions or agreements between Borrower and any Governmental Authority, (a) relating to the protection, preservation or restoration of the environment (including air, water, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous

Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, and (ii) other laws that may impose liability or obligations for injuries or damages due to, or as a result of, the presence of or exposure to any Hazardous Materials.

      1.25 "Equipment" shall mean all of Borrower's and Guarantor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.26 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules and regulations thereunder or related thereto.

      1.27 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.28 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable;
(f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title

IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower.

      1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

      1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.32 "Excess Availability" shall mean the amount, as determined by Lender in accordance with the terms hereof, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Revolving Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term
Loan), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent and the book overdraft of Borrower.

      1.33 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules and regulations thereunder or related thereto.

      1.34 "Fee Letter" shall mean the letter agreement, dated on or about the date hereof, by and among Borrower and Lender, setting forth certain fees payable by Borrower to Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

      1.35 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

      1.36 "Fixed Rate NJEDA Bond Agreements" shall mean collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Trust Indenture, dated as of December 1, 1991, between the Fixed Rate NJEDA Bond Trustee and the NJEDA; (b) the Loan Agreement, dated as of December 1, 1991, between Hidel Partners and the NJEDA; (c) the Reimbursement Agreement, dated as of December 1, 1991, by and among Hidel Partners, Borrower and Banque Nationale de Paris, Houston Agency; and as amended pursuant to the Modification Agreement, dated as of November 1, 1999, by and among Banque Nationale de Paris, Houston Agency, the Fixed Rate NJEDA Bond Trustee and the NJEDA; (d) Mortgage and Security Agreement, dated as of December 1, 1991, from Hidel Partners, as mortgagor to the NJEDA and Banque Nationale de Paris, Houston Agency, as mortgagees, with respect to the Real Property located in Freehold, New Jersey described as Lot 8, Block 78 in the Freehold Township Tax Map); (e) the Mortgage and Security Agreement, dated as of December 1, 1991, from Hidel Partners, as mortgagor to the NJEDA and Banque Nationale de Paris, Houston Agency, as mortgagees with respect to the Real Property located in Freehold, New Jersey described as Lot 8.01, Block 78 in the Freehold Township Tax Map; (f) the Assumption and Ratification Agreement, dated May 3, 1995, by and among Borrower, Banque Nationale de Paris, Houston Agency, the NJEDA and the Fixed Rate NJEDA Bond Trustee; and (g) all agreements, documents and instruments at any time executed and/or delivered by Borrower or Guarantor in connection with any of the foregoing.

      1.37 "Fixed Rate NJEDA Bond Letter of Credit" shall mean letter of credit no. 10183 dated December 27, 1991, issued by Banque Nationale de Paris, Houston Agency for the account of Borrower payable to the Fixed Rate NJEDA Bond Trustee, as beneficiary, in the amount of up to $5,825,400, as adjusted from time to time in accordance with the terms thereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.38 "Fixed Rate NJEDA Bonds" shall mean, collectively, New Jersey Economic Development Bonds (Composite Issue) Series 1991 F, issued by the NJEDA subject to the Fixed Rate NJEDA Bond Agreements in the original principal amount of $5,600,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.39 "Fixed Rate NJEDA Bond Trustee" shall mean First Union National Bank (formerly First Fidelity Bank, New Jersey), in its capacity as trustee for the holders of the Fixed Rate NJEDA Bonds, and any successor, replacement or additional trustee, and their respective successors and assigns.

      1.40 "Floating Rate NJEDA Bond Agreements" shall mean collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Bond Agreement, dated as of October 1, 1995, between the NJEDA and Borrower; (b) the Trust Indenture, dated as of October 1, 1995, between the NJEDA and the Floating Rate NJEDA Bond Trustee; and (c) all agreements, documents and instruments at any time executed and/or delivered by Borrower or Guarantor in connection with any of the foregoing.

      1.41 "Floating Rate NJEDA Bond Letter of Credit" shall mean the letter of credit originally issued as no. PC 801162 (and now referred to as P263431), dated April 30, 1996, issued by The Chase Manhattan Bank for the account of Borrower payable to the Floating Rate NJEDA Bond Trustee, as beneficiary, in the amount of up to $5,106,850 (for which the current amount is $2,155,577.13), as adjusted from time to time in accordance with the terms thereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.42 "Floating Rate NJEDA Bonds" shall mean, collectively, Economic Development Bonds (International Vitamin Corporation Project) Series 1995 issued by the NJEDA subject to the Floating Rate NJEDA Bond Agreements in the original principal amount of $5,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.43 "Floating Rate NJEDA Bonds Trustee" shall mean First Union National Bank (formerly First Fidelity Bank, New Jersey), in its capacity as trustee pursuant to the Floating Rate NJEDA Bond Agreements for the holders of the Floating Rate NJEDA Bonds, and any successor, replacement or additional trustee, and their respective successors and assigns.

      1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

      1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.46 "Guarantor" shall mean Hall Laboratories Ltd., a corporation organized under the laws of the Province of Yukon, Canada and its successors and assigns.

      1.47 "Hazardous Materials" shall mean substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.

Section 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 1801 et seq.), and in the regulations promulgated pursuant to such laws, all as amended, and in any event shall include medical wastes, infectious wastes, asbestos, paint containing lead, and urea formaldehyde.

      1.48 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

      1.49 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.50 "Intellectual Property" shall mean Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

      1.51 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.52 "Interest Rate" shall mean:

            (a) Subject to clauses (b) and (c) below, (i) as to Revolving Loans which are Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate and as to Revolving Loans which are Eurodollar Rate Loans, a rate equal to two and three quarters (2 3/4 %) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Adjusted Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower) and (ii) as to the portion of the Term Loan which may be Prime Rate Loans, a rate equal to one (1%) percent per annum in excess of the Prime Rate and as to the portion of the Term Loan which maybe Eurodollar Rate Loans, three (3%) percent per annum in excess of the Adjusted Eurodollar Rate (calculated as described in clause (a)(i) above)

            (b) Notwithstanding anything to the contrary set forth in clause (a) above, (i) the Interest Rate shall mean, as to Revolving Loans which are Prime Rate Loans, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate and as to Revolving Loans which are Eurodollar Rate Loans, a rate equal to two and one-half (2 1/2 %) percent per annum in excess of the Adjusted Eurodollar Rate (calculated as described in clause (a)(i) above) and (ii) as to the portion of the Term Loan which may be Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate and as to the portion of the Term Loan which may be Eurodollar Rate Loans, two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (calculated as described in clause (a)(i) above), in each case, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender in good faith: (i) the Consolidated Pre-Tax Net Income of Borrower for the fiscal year ending on July 31, 2001 calculated based on the audited financial statements of Borrower and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof, shall be not less than $4,000,000 and (ii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

            (c) Notwithstanding anything to the contrary contained in clause (a) or clause (b) above, the Interest Rate shall mean, at Lender's option, as to Prime Rate Loans, a rate equal to three (3%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, the rate of five (5%) percent per annum in excess of the Adjusted Eurodollar Rate, without notice (i) for the period (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgement against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default continuing, and (ii) on Loans to Borrower at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.53 "Inventory" shall mean all of Borrower's and Guarantor's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.54 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower, Guarantor or any other Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or Guarantor of its obligations to such issuer (including the Floating Rate NJEDA Bond Letter of Credit).

      1.55 "Loans" shall mean the Revolving Loans and the Term Loan.

      1.56 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance, operations or prospects of Borrower or Guarantor; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral; (d) the Collateral or the value of the Collateral;
(e) the ability of Borrower or Guarantor to repay the Obligations or of Borrower or Guarantor to perform its or their obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

      1.57 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $500,000 in any fiscal year in the case of Borrower, or $100,000 in any fiscal year in the case of Guarantor, and (b) any other written contract or other written agreement (other than the Financing Agreements), to which Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Borrower or Guarantor or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

      1.58 "Maximum Credit" shall mean the amount of $30,500,000.

      1.59 "Mortgage" shall mean the Mortgage, Security Agreement and Assignment of Leases and Rents, to be executed by Borrower in favor of Lender with respect to the undeveloped, vacant land of Hidel Partners and Borrower located on Oakerson Road adjacent to the facility used by Borrower at 500 Halls Mill Road, Freehold, New Jersey (referred to as Lot 8, Block 78 on the Freehold Township Tax Map) and related assets, as the same may hereafter exist and be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.60 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

      1.61 "Net Amount of Eligible Accounts" shall mean the US Dollar Equivalent of the gross amount of Eligible Accounts less (a) sales, excise, goods and services taxes or other value added taxes or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      1.62 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on an orderly liquidation value basis (after conversion of Bulk Inventory to finished goods) as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

      1.63 "NJEDA" shall mean the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State of New Jersey, and its successors and assigns.

      1.64 "Obligations" shall mean any and all Revolving Loans, the Term Loan, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or Guarantor to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case or proceeding with respect to Borrower or Guarantor under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.65 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations (including Guarantor) or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.66 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.67 "Permitted Holders" shall mean the persons listed on Schedule 1.67 hereto and their respective successors and assigns and including as to any Permitted Holder which is an individual, the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such individual or trust or custodian ship, to the extent that the beneficiaries includes such individual or his or her spouse and former spouse and former spouse and ancestors or lineal descendants (by blood or adoption).

      1.68 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.69 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

      1.70 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec, or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, ranking or priority of security interests, liens or hypothecs on personal property (i.e. movable property), and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

      1.71 "Priority Payables" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under Federal, Provincial, State, county, district, municipal, or local law including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender, in good faith, considers may be or may become subject to a right of a supplier to recover possession thereof under any Federal or Provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to
Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable provincial laws granting revendication or similar rights to unpaid suppliers.

      1.72 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.73 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.74 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

      1.75 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account; or (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is beneficiary).

      1.76 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

      1.77 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate after notice to Borrower.

      1.78 "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

      1.79 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) after notice to Borrower, to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect Priority Payables or (d) to reflect the Dilution Reserve or (e) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (f) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing Reserves may be established for contract allowances, volume rebates and promotional accrual accounting funds. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

      1.80 "Revolving Loan Limit" shall mean, at any time, the amount equal to the Maximum Credit minus the then outstanding principal amount of the Term Loan.

      1.81 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.82 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

      1.83 "Term Loan" shall mean the term loan made by Lender to Borrower as provided for in Section 2.3 hereof.

      1.84 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars or any other currency, the equivalent amount in US Dollars calculated by Lender at such time using the Currency Exchange Convention in effect on the Business Day of determination.

      1.85 "US Dollars", "US$" and "$" shall each mean the lawful currency of the United States of America.

      1.86 "Value" shall mean the US Dollar Equivalent, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, the Value of Inventory shall not include (i) the portion of the Value equal to the profit earned by any Affiliate on the sale thereof to Borrower or Guarantor (and including any sale by Borrower to Guarantor) or (ii) write-ups in value with respect to currency exchange rates.

      1.87 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES

      2.1 Revolving Loans.

            (a Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Revolving Loan Limit.

            (b Lender may, in its discretion, from time to time, upon not less than five (5) Business Days' prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the turnover of the Inventory for any twelve (12) consecutive month period as of the end of any month as calculated by Lender is more than two (2) times for such twelve (12) consecutive month period; or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the mix of the Inventory has changed such that the percentages of the Inventory consisting of Bulk Inventory, raw materials and finished goods, in each case relative to the total amount of Inventory, has changed by more than ten (10%) percent of the percentage of total Inventory for such category as set forth in the appraisal by Hilco Appraisal Services LLC of the Inventory dated August, 2000. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

            (c Except in Lender's discretion, (i) the aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit and (ii) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the Borrowing Base, the Revolving Loan Limit, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, within five (5) Business Days after demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

      2.2 Letter of Credit Accommodations.

            (a Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

            (b In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter (1 1/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, upon notice to Borrower, at a rate equal to three and one-quarter (3 1/4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c Borrower shall give Lender two (2) Business Days' prior written of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

            (d In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and
(iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii).

            (e Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $2,500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

            (f Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (g In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower will, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

            (h Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may, after notice to Borrower, take such actions either in its own name or in Borrower's name.

            (i Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

            2.3 Term Loan. Lender is making a Term Loan to Borrower in the original principal amount of $5,500,000. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrower to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral.

SECTION 3. INTEREST AND FEES

      3.1 Interest.

            (a Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (b Borrower may from time to time request Eurodollar Rate Loans or that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Eurodollar Rate Loan or the amount of the Prime Rate Loans to be converted or Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans,
(iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to (A) the principal amount of the Term Loan which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-half (1/2%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.3 Fees. Borrower agrees to pay to Lender the fees and other amounts set forth in the Fee Letter in the amounts and at the times specified therein.

      3.4 Changes in Laws and Increased Costs of Loans.

            (a Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by

Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

            (b If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Canadian Imperial Bank of Commerce of its financing arrangements with Guarantor, and the termination by The Chase Manhattan Bank and Citizens Business Credit Company of their financing arrangements with Borrower and the termination and release by it and them of any interest in and to any assets and properties of Borrower, Guarantor and any other Obligor, duly authorized, executed and delivered by each of them, including, but not limited to, UCC and PPSA termination statements for all UCC and PPSA financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor;

            (b all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

            (c no material adverse change shall have occurred in the asset or business of Borrower or any Obligor since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (d Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

            (e Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or, in Lender's good faith determination, desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, (i Collateral Access Agreements by owners and lessors of leased premises of Borrower and Guarantor and by warehouses at which Collateral is located and (ii) the agreement of the issuer of the Fixed Rate NJEDA Bond Letter of Credit to act on behalf of, and pursuant to the direction of, the Lender with respect to the Fixed Rate NJEDA Bond Agreements;

            (f the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $1,500,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

            (g Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrower and Guarantor with respect to the Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower and Guarantor;

            (h Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

            (i Lender shall have received and reviewed UCC and PPSA search results for all jurisdictions in which assets of Borrower and Guarantor are located, which search results shall be in form and substance satisfactory to Lender;

            (j Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee as its interests may appear;

            (k Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

            (l the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

            (b no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect;

            (c no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Lender or any other Person in respect of Borrower or Guarantor or otherwise issued in respect of Borrower or Guarantor; and

            (d no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT OF SECURITY INTEREST

      5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

            (a Receivables;

            (b all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

            (c all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

            (d) Inventory;

            (e) Equipment;

            (f) Records; and

            (g) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

      5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Receivables).

SECTION 6. COLLECTION AND ADMINISTRATION

      6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive (but rebuttable) evidence of the amounts due and owing to Lender by Borrower.

      6.3 Collection of Accounts.

            (a) Borrower shall, and shall cause Guarantor to, establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which each Borrower and Guarantor shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). With respect to the Blocked Accounts of Guarantor, the depository banks at which such Blocked Accounts are maintained shall transfer the funds on deposit in such Blocked Accounts to such operating bank account of Guarantor as Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Upon notice from Lender at any time, the depository banks at which such Blocked Accounts of Guarantor are maintained shall transfer all funds received or deposited into such Blocked Accounts to the Payment Account. Borrower agrees that all payments made to the Blocked Accounts or other funds received and collected by Lender (except that as to the Blocked Accounts of Guarantor, only after Lender has notified the depository account of which to such Blocked Accounts are maintained to transfer funds therein to the Payment Account), whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

            (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

            (c) Borrower and all of its directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid by Lender to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

            6.4 Payments.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (b) in the event that there are no outstanding Prime Rate Loans. To the extent Lender receives any payments or collections in respect of the Obligations in a currency other than US Dollars, Lender may, at its option (but is not obligated to), convert such other currency to US Dollars, pursuant to the Currency Exchange Convention on such date and in such market as Lender may select (regardless as to whether such rate is the best available rate). Borrower shall pay the costs of such conversion (or Lender may, at its option, charge such costs to the loan account of Borrower maintained by Lender). Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by

Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 Payment Indemnity.

            (a) If Borrower or Guarantor shall be required by law to deduct or withhold any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding, in the case of Lender, such taxes as are imposed on or measured by Lender's net income by any jurisdiction or any political subdivision thereof) from or in respect of any sum payable hereunder under or under any of the other Financing Agreements to Lender, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) Borrower or Guarantor shall make such deductions and withholdings;

                  (iii) Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) Borrower or Guarantor shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such taxes or other amounts had not been imposed.

            (b) Within thirty (30) days after the date of any payment by Borrower or Guarantor of and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. Upon Lender's request, Borrower or Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

      6.6 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an authorized person listed on Schedule 6.6 hereto or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations, provided that, so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, Lender shall give notice to Borrower of any such Loans made in excess of $100,000 in any one case. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m., New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

      6.7 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

      7.1 Collateral Reporting.

            (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                  (i) on a regular basis as required by Lender, a schedule of sales made, credits issued and cash received;

                  (ii) on a monthly basis or more frequently as Lender may request (but in no event more frequently than weekly so long as no Event of Default exists or has occurred), (A) perpetual inventory reports, (B) inventory reports by location and category, (C) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower), (D) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (E) the cash balances of Guarantor in the Blocked Accounts and in any other deposit or investment accounts of Guarantor;

                  (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                  (iv) such other reports as to the Collateral as Lender shall request from time to time; and

            (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver upon Lender's request such records, reports, and related documents to Lender and at any time that an Event of Default exists or has occurred and is continuing, to follow Lender's instructions with respect to further services.

            (c) All of the documents, reports and schedules provided by Borrower to Lender hereunder for Receivables (including Receivables of Guarantor) payable in any currency other than US Dollars and Inventory (including Inventory of Guarantor) located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules. For purposes hereof, Lender may, at its option, provide to Borrower, at least five (5) Business Days prior to the date any such documents, reports or schedules are required to be provided by Borrower to Lender hereunder, the exchange rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Lender shall fail to do so, Borrower shall use such rates of exchange with respect to the applicable currencies as Borrower uses for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

      7.2 Accounts Covenants.

           (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor involving amounts in excess of $75,000, or any disputes with account debtors involving amounts in excess of $75,000, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower or Guarantor relating to the financial condition of any account debtor (except to the extent Borrower or Guarantor, as the case may be, is expressly prohibited from disclosing such information to Lender pursuant to a written agreement between Borrower or Guarantor and such account debtor which is valid and binding upon Borrower and Guarantor at the time that it obtains such information) and
(iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option upon notice to Borrower, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances (provided, that Lender shall only be required to send a single notice to Borrower of Lender's election to exercise such option).

            (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $50,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement and except in the ordinary course of Borrower's business, (v) none of the transactions giving rise thereto will violate any applicable Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to

Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, and Borrower's cost therefor; (b) Borrower shall conduct a physical count of the Inventory either through periodic cycle counts or otherwise at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory (whether pursuant to periodic cycle counting or otherwise) shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with the requirements of the insurance maintained by Borrower with respect thereto, and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended, the Federal Food, Drug and Cosmetic Act, the Dietary Supplemental Health Education Act, and all rules, regulations and orders related to any of the foregoing); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;
(g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except to the extent required by applicable law or in accordance with the current policy of Borrower allowing returns in the ordinary course of business; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

      7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with the requirement of the insurance maintained by Borrower with the respect thereto and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

      7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (after a single notice to Borrower of Lender's intention to exercise its rights under this Section 7.5(a)), (i) demand payment on Receivables or other Collateral,
(ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in Borrower's name and file any UCC and PPSA financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final order of a court of competent jurisdiction which is non-appealable (except if Lender does not appeal such order).

      7.6 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower within five (5) Business Days after demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Lender, at the reasonable cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after not less than three (3) Business Days' prior notice to Borrower, or at any time and without notice to Borrower if an Event of

Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate. Hidel Partners was a New Jersey general partnership. Borrower purchased all of the partnership interests of Hidel Partners pursuant to the Contract for the Sale/Purchase of Partnership Interests of Hidel Partners, a New Jersey Partnership dated November 28, 1994. Hidel Partners is not engaged in any business or commercial activity and does not own or hold any material assets or properties other than an interest in the real property and related assets used by Borrower located at 500 Halls Mill Road, Freehold New Jersey 07728, and including the vacant undeveloped land (referred to as Lot 8, Block 78 in the Freehold Township Tax Map) to be subject to the Mortgage adjacent thereto. International Vitamin Overseas Corp. is not engaged in any business or commercial activity (other than to the extent required to maintain its corporate existence under applicable law) and does not own or hold any material assets or properties.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would have a Material Adverse Effect.

      8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

      8.8 Environmental Compliance.

            (a) Except as set forth on Schedule 8.8 hereto, Borrower and any Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time constitutes a violation of any applicable Environmental Law or any applicable license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and any Subsidiary complies in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower and any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

            (c) Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Borrower and its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      8.9 Employee Benefits.

            (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) exceed such Plan's liabilities under Section 400(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

            (d) With respect to any Canadian Pension Plan, if and to the extent that any such Canadian Pension Plan exists or has not been terminated, (i) the Canadian Pension Plan is duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all obligations of Borrower or Guarantor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plan or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by Borrower or Guarantor to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plan required to be made by way of authorized payroll deduction have been properly withheld by Borrower or Guarantor and fully paid into the Canadian Pension Plan in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plan required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any Canadian Pension Plan, (vii) no amount is owing by any Canadian Pension Plan under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles) and (ix) to the best of the knowledge of Borrower, no Canadian Pension Plan is the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

      8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

      8.11 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. Except to the extent set forth on
Schedule 8.11 hereto, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and except as set forth on Schedule 8.11 hereto, no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

      8.12 Capitalization.

            (a) The persons that directly and beneficially own ten (10%) percent or more of the issued and outstanding shares of Capital Stock of Borrower consisting of common stock are indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender or as otherwise required by applicable law.

            (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or mature liability.

      8.13 Labor Disputes.

            (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

            (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower.

      8.14 Corporate Name; Prior Transactions. Borrower has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

      8.15 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

      8.16 Material Contracts. Schedule 8.16 hereto sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered to Lender true, correct and complete copies of such Material Contracts as Lender has requested on or before the date hereof. Borrower is not in breach of or in default of or under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

      8.17 Payable Practices. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

      8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

      8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other written representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

      9.2 New Collateral Locations. Borrower may open any new location within the continental United States or Canada provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as

Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements and PPSA financing statements.

      9.3 Compliance with Laws, Regulations, Etc.

            (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all applicable laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all applicable requirements of any Federal, State or local Governmental Authority, including to the extent applicable ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Food, Drug and Cosmetic Act, the Dietary Supplemental Health Education Act, and all applicable statutes, rules, regulations, orders, permits and stipulations relating to employee health and safety and including all applicable Environmental Laws.

            (b) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all applicable Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the applicable Environmental Laws. Subject to, and without waiving any and/or all of Borrower's rights and protections under any and all applicable privileges recognized by law, including the attorney-client privilege, the attorney work product privilege and the privilege of self critical analysis, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

            (c) Borrower shall give both oral and written notice to Lender as soon as possible upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, of any Hazardous Material which may be in violation of any applicable Environmental Laws or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or (B) the release, spill or discharge, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

            (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any applicable Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such applicable Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender such other information from time to time with respect thereto as Lender may in good faith request.

            (e) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 Payment of Taxes and Claims. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 Insurance. Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6 Financial Statements and Other Information.

            (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenant set forth in Section 9.18 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $250,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower from any Governmental Authority, (v) any notification of legal action commenced against Borrower (other than from a Governmental Authority) alleging violation of any laws or regulations involving an amount in excess of $250,000, (vi) any ERISA Event, and (vii) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. The foregoing shall not be construed to require that Borrower provide to Lender information with respect to the business of Persons that are not Affiliates if doing so would result in a breach of a written confidentially agreement between Borrower and such person then in effect, which is valid and binding upon Borrower, provided, that, if such information may be disclosed to Lender with the consent of such third party or subject to Lender agreeing to keep such information confidential or subject to any other conditions, Borrower shall provide such information to Lender upon obtaining such consent or fulfilling such condition. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Governmental Authority or, subject to Section
12.6 hereof, to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

            (a) merge into or with or consolidate with or amalgamate with any other Person or permit any other Person to merge into or with or consolidate with it; or

            (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                  (i) sales of Inventory in the ordinary course of business,

                  (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $150,000 for all such Equipment disposed of in any fiscal year of Borrower,

                  (iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale,
(B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,

                  (iv) the issuance of Capital Stock of Borrower consisting of common stock (or options or warrants to purchase such common stock) pursuant to a stock option plan or 401(k) plan of Borrower for the benefit of its employees, directors and consultants as compensation or otherwise, provided, that, in no event shall Borrower be required to issue, or shall Borrower issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in a Change of Control or other Event of Default and; or

                  (v) the sale by Borrower of the Real Property consisting of vacant land currently owned by Borrower to be subject to the Mortgage which land is adjacent to the facility of Borrower in Freehold, New Jersey (referred to as Lot 8, Block 78 on the Freehold Township Tax Map), provided, that, (A) as to such sale each of the following conditions is satisfied as determined by Lender:
(1) Lender shall have received not less than ten (10) days' prior written notice of the proposed sale by Borrower of such land, which notice shall specify the parties to such sale, the purchase price and manner of payment thereof and such other information with respect thereto as Lender may request, (2) not less than eighty (80%) percent of the consideration received from such sale shall be in the form of cash received by Borrower on the effective date of the transfer of the title to such Real Property, (3) the total amount of the consideration payable to Borrower in cash or other immediately available funds in consideration of such sale at the time of the transfer of title thereof shall be in an amount not less than the amount equal to eighty (80%) percent of the fair market value of such Real Property as set forth in the appraisal thereof currently being conducted on behalf of Lender by Daley-Hodkin, Inc. (4) all proceeds from such sale shall be paid directly by the purchaser to Lender, (5) if no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, twenty-five (25%) percent of the net cash proceeds from such sale shall be applied to the installments of principal in respect of the Term Loan in the inverse order of maturity as a mandatory prepayment thereof and the remaining balance shall be applied to the Revolving Loans, and if an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, such proceeds shall be applied to the Obligations in such order and manner as Lender may determine, (6) such sale shall be on commercially reasonable terms in a bona fide arms' length transaction with a person that is not an Affiliate, (7) as of the date of such sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (B) so long as each of the conditions set forth in clause (A) are satisfied as determined by Lender, Lender shall, upon Borrower's request and at Borrower's expense, execute and deliver to Borrower a discharge and satisfaction of the Mortgage with respect to such Real Property, in form and substance satisfactory to Lender, such discharge and satisfaction to be effective only upon the consummation of such sale and the satisfaction of each of the conditions set forth in clause (A) above; or

            (c) wind up, liquidate or dissolve; or

            (d) agree to do any of the foregoing.

      9.8 Encumbrances. Borrower shall not, and shall permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) the security interests and liens of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (f) the mortgage and lien upon, and security interest in, the Real Property of Borrower located in Freehold, New Jersey described on Scheduled 9.8(f) hereof pursuant to the Fixed Rate NJEDA Bond Agreements as in effect on the date hereof to secure the contingent reimbursement obligations of Borrower to Banque Nationale de Paris, Houston Agency as the issuer of Fixed Rate NJEDA Bond Letter of Credit and the NJEDA pursuant to such agreements to the extent permitted under Section 9.9 and (f) the security interests and liens set forth on Schedule 8.4 hereto.

      9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

            (a) the Obligations;

            (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

            (c) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

            (d) Indebtedness of Borrower evidenced by or arising under the Fixed Rate NJEDA Bond Agreements as in effect to the date hereof; provided, that:

                  (i) the aggregate amount required to be paid by Borrower pursuant to such Fixed Rate NJEDA Bond Agreements shall not exceed $3,425,000, less the aggregate amount of all repayments, repurchases or redemption, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Fixed Rate NJEDA Bonds as in effect on the date hereof,

                  (ii) such Indebtedness is not secured by any assets or properties of any Borrower other than the Real Property and related assets described on Schedule 9.8(f) hereof pursuant to the Fixed Rate NJEDA Bond Agreements as in effect on the date hereof,

                  (iii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that, Borrower may make regularly scheduled payments when due in accordance with the terms of the Fixed Rate NJEDA Bond Agreements as in effect on the date hereof,

                  (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any of the Fixed Rate NJEDA Bond Agreements, except that Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, entire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrower shall furnish to Lender all notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

            (e) Indebtedness of Borrower evidenced by or arising under the Floating Rate NJEDA Bond Agreements as in effect on the date thereof; provided, that:

                  (i) the aggregate amount required to be paid by Borrower pursuant to the Floating Rate NJEDA Bond Agreements shall not exceed $2,120,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Floating Rate NJEDA Bonds as in effect on the date hereof;

                  (ii) such Indebtedness is not secured by any assets or properties of Borrower,

                  (iii) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that, such Indebtedness may be paid pursuant to draws under the Floating Rate NJEDA Bond Letter of Credit (and the amount which may be drawn under such letter of credit as of the date hereof is $2,155,577.13) and no payment shall be made by Borrower to reimburse the issuer thereof, except after prior written notice and with the prior written consent of Lender and then only to the extent Lender has not made such payments to the issuer on behalf of Borrower;

                  (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any of the Floating Rate NJEDA Bond Agreements except, that Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose and,

                  (v) Borrower shall furnish to Lender all notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

            (f) Indebtedness of Guarantor to Borrower arising pursuant to loans by Borrower to Guarantor permitted under Section 9.10 below;

            (g) the Indebtedness of Borrower to Chase Manhattan Bank consisting of the contingent reimbursements obligations to Chase Manhattan Bank in the event of draw under the Floating Rate NJEDA Bond Letter of Credit, provided, that, (i) in no event shall the amount of such contingent reimbursement obligation exceed $2,155,577.13, as reduced by any principal payments (whether as sinking fund payments or otherwise) in respect of the Floating Rate NJEDA Bonds, (ii) the Floating Rate NJEDA Bond Letter of Credit and such reimbursement obligations shall terminate and be cancelled and Borrower shall have no other or further obligations to Chase Manhattan Bank in respect thereof on and after January 15, 2001, (iii) such obligations of Borrower to Chase Manhattan Bank shall be unsecured, (iv) Borrower shall not make any payments in respect of such Indebtedness except with the prior written consent of Lender, (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement related thereto or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose and (vi) Borrower shall furnish to Lender all notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

            (h) the contingent obligations of Borrower to certain landlords arising under leases of retail stores by Vitamin Specialties Corp., for which Archon Vitamin Corp. is primarily liable pursuant to the purchase by Archon Vitamin Corp. of the Capital Stock of Vitamin Specialties Corp. from Borrower as described on Schedule 9.9(h) hereto;

            (i) the Indebtedness set forth on Schedule 9.9(i) hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after


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the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

            (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

            (b) investments in cash or Cash Equivalents, provided, that, (i) no Revolving Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

            (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

            (d) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lender;

            (e) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

            (f) obligations or account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed;

            (g) loans by Borrower to Guarantor after the date hereof, provided, that, (i) the aggregate amount of all such loans at any time outstanding shall not exceed $250,000, (ii) as of the date of any such loan and after giving effect thereto, Excess Availability shall be not less than


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

$1,500,000, and (iii) as of the date of any such loan and after giving effect thereto, no Event of Default, shall exist or have occurred;

            (h) purchases by Borrower of its Capital Stock from time to time substantially contemporaneously with the giving of such shares to employees to the extent necessary to match contributions by such employees to the 401(k) plan maintained by Borrower in accordance with the terms of such plan as in effect on the date hereof;

            (i) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other Indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

      9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business and (ii) as set forth on Schedule 9.12 hereto.

      9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior


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

written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      9.14 Compliance with ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

      9.15 End of Fiscal Years; Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on July 31 of each year and (b) fiscal quarters to end on July 31, October 31, January 31 and April 30 of each year except that Borrower may change its fiscal year with prior written consent of Lender.

      9.16 Change in Business.

            (a) Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof;

            (b) Borrower shall not, directly or indirectly, suffer or permit Hidel Partners or International Vitamin Overseas Corp. to engage in any business or commercial activity (other than to the extent required to maintain its corporate existence under applicable law) or to own or hold any material assets of properties, other than in the case of Hidel Partners to the extent of its interest in the real property and related assets used by Borrower located at 500 Halls Mill Road, Freehold, New Jersey 07723 (and including the vacant undeveloped and adjacent thereto to be subject to the Mortgage) and the sale thereof to the extent permitted hereunder. Borrower is and at all times shall be the sole partner of Hidel Partners.

      9.17 Limitation of Restrictions Affecting Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other


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

distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower,
(c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries,
(iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

      9.18 Adjusted Tangible Net Worth. Borrower shall, at all times, maintain Adjusted Tangible Net Worth of not less than $10,000,000.

      9.19 Real Property Collateral. In addition to any other agreements, documents or instruments at any time to be delivered by Borrower to Lender, as soon as possible, but in any event prior to January 31, 2001, Borrower shall deliver or cause to be delivered to the following, each in form and substance satisfactory to Lender:

            (a) the Mortgage, duly authorized, executed and delivered by Hidel Partners and Borrower;

            (b) environmental audits of the Real Property to be subject to the Mortgage conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming
(i) Borrower is in compliance with all material applicable Environmental Laws and (ii) the absence of any material environmental problems;

            (c) a valid and effective title insurance policy with respect to the Real Property to be subject to the Mortgage issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and
(iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

            (d) evidence that Lender has a first priority mortgage and lien upon, and security interest in, the Real Property and related assets of Hidel Partners and Borrower to be subject to the Mortgage;


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

            (e) a written appraisal as to the Real Property of Hidel Partners and Borrower to be subject to the Mortgage, at the expense of Borrower, by an appraiser acceptable to Lender, addressed to Lender and on which Lender is expressly permitted to rely, in form, scope and methodology satisfactory to Lender;

            (f) an executed original of the release and discharge of the existing Mortgage and Security Agreement by Hidel Partners in favor of NJEDA and the issuer of the Fixed Rate NJEDA Bond Letter of Credit in form acceptable for recording with the applicable recording office, with respect to the Real Property and related assets to be subject to the Mortgage, duly authorized, executed and delivered by the NJEDA and such issuer; and

            (g) a current ALTA certified survey with respect to the Real Property of Hidel Partners and Borrower to be subject to the Mortgage by acceptable registered land surveyors certified by such surveyor to Lender and the title insurance company indicating length and bearing of exterior boundary lines, measurements of the distance between buildings and boundary lines, locations of fences, drives, utility and other easements, encroachments, any existing building, ingress and egress, and such other items as Lender requires and with a legal description.

      9.20 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statements, PPSA financing statements, filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) any goods and services taxes or other value added taxes incurred by Lender; (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for


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Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.21 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements and PPSA financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Borrower fails to pay any of the Obligations when due or
(ii) Borrower fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.15, 9.16, 9.17, 9.19, 9.20 or 9.21 of this Agreement and such failure shall continue for ten (10) Business Days, provided, that, in each case, such ten (10) Business Day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) Business Day period or which has been the subject of a prior failure within a six (6) month period or (iii) Borrower fails to perform, or otherwise breaches or violates, any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements, other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

            (b) any representation, warranty or statement of fact made by Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;


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

            (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $100,000 in any one case or in excess of $250,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of forty-five (45) days (except if Borrower or such Obligor has promptly appealed such judgment and execution is at all times effectively stayed during such appeal) or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets (except as to a garnishment as to assets in Canada, any garnishment order entered merely upon the commencement of a legal action against Borrower or Guarantor in Canada where all amounts subject to such garnishment are paid to the court and not the garnishee, only if an appropriate motion or other action required by the applicable court to dismiss such garnishment is not brought within ten (10) Business Days after the date of the effectiveness of the garnishment and only if such garnishment is not dismissed within twenty (20) Business Days);

            (e) Borrower or any Obligor dissolves or suspends or discontinues doing business;

            (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the obligations of Borrower to such creditors;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangements, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada)) and the Companies' Creditors Arrangement Act (Canada) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by Borrower or any Obligor or for all or any part of its property, including, without limitation, if Borrower or any Obligor shall: (i) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator official manager, administrator or other controller or any other similar official of it or of all or a substantial part of its property and assets, (ii) be unable, or admit in writing its inability, to pay its debts as they become due, or commit any other act of bankruptcy, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, (and including any of the Fixed Rate NJEDA Bond Agreements or any of the Floating Rate NJEDA Bond Agreements), or any Capital Lease, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender in any case in an amount in excess of $200,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower or any Obligor in an aggregate amount in excess of $200,000;

            (k) any Change of Control;

            (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower or any Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

            (m) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof; or

            (n) there shall be an event of default under any of the other Financing Agreements.


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

      10.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, PPSA, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or any Obligor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            (e) Lender may appoint, remove and reappoint any person or persons, including an employee or agent of Lender, to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and Guarantor and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents. Except as otherwise directed by Lender, all money shall be received in trust for and paid to Lender. Such Receiver shall have all of the powers and rights of Lender described in this Agreement. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

            (f) On and after an Event of Default and for so long as the same is continuing, Borrowers shall pay all costs, charges and expenses incurred by Lender or any Receiver or any nominee or agent of Lender, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any of the other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

            (g) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except to the extent otherwise provided in the Mortgage) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) Business Days after the same shall have been so deposited in the U.S. mails as evidenced by the official postage date affixed thereto, or, at Lender's option, by service upon Borrower in compliance with any other manner of service provided for under the rules of the court of the jurisdiction in which the action is commenced. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

            (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final non-appealable order of a court of competent jurisdiction binding on Lender (provided that such order need not be non-appealable if Lender elects not to exercise its right to appeal such order), that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made pursuant to the Currency Exchange Convention at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate pursuant to the Currency Exchange Convention prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrower will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

      12.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least ninety (90) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                    Amount                               Period
                    ------                               ------

      (i)   three (3%) percent of the      From the date hereof to and
                 Maximum Credit            including the first anniversary of
                                           the date hereof

      (ii)  two (2%) percent of the        From the first anniversary of the
                 Maximum Credit            date hereof to and including the
                                           second anniversary of the date
                                           hereof

      (iii) one (1%) of the Maximum        From the second anniversary of the
                 Credit                    date
                                           hereof to and including the date
                                           immediately prior to the third
                                           anniversary of the date hereof, or if
                                           the term of this Agreement is
                                           extended, at any time prior to the
                                           end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

      (d) Notwithstanding anything to the contrary contained in Section 12.1(c), in the event of the termination of this Agreement by Borrower prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above prior to the end of such term, Borrower shall not be required to pay to Lender an early termination fee if such payments are made to Lender with the initial proceeds of a revolving credit facility provided by First Union National Bank to Borrower.

      12.2 Interpretative Provisions.

      (a) All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

      (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

      (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

      (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      (e) The word "including" when used in this Agreement shall mean "including, without limitation".

      (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

      (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

      (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

      (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying or supplementing the statute or regulation.

      (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

      (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

     12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) Business Days after mailing.

     12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.6 Confidentiality.

            (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order (after reasonable notice to Borrower to the extent permitted under applicable law or regulation as determined by Lender in good faith), (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed to treat such information as confidential in accordance with this Section 12.6, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

            (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

     12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


LENDER                                        BORROWER

CONGRESS FINANCIAL CORPORATION                IVC INDUSTRIES, INC.


By: /s/ David Weinstein                       By: /s/ E. Joseph Edell
    -------------------                           -------------------

Title: Senior Vice President                 Title: Chief Executive Officer
       ---------------------                        -----------------------

Address:                                      Chief Executive Office:
--------                                      ----------------------

1133 Avenue of the Americas                   500 Halls Mills Road
New York, New York 10036                      Freehold, New Jersey 07728

                                  SCHEDULE 1.34
                         TO LOAN AND SECURITY AGREEMENT

                           EXISTING LETTERS OF CREDIT

1. Banque Nationale De Paris, Houston Agency, Irrevocable Letter of Credit No. 10183 dated December 27, 1991 issued in favor of First Fidelity Bank National Association (now know as First Union National Bank), as Trustee under the Trust Indenture dated as of December 1, 1991 between New Jersey Economic Development Authority ("NJEDA") and Trustee.

2. The Chase Manhattan Bank Irrevocable Letter of Credit No. PC801162 dated April 30, 1996 issued in favor of First Union National Bank (formerly known as First Fidelity Bank National Association), as Trustee for the benefit of bondholders under the Indenture of Trust dated as of October 1, 1995 between New Jersey Economic Development Authority ("NJEDA") and Trustee.

                                  SCHEDULE 8.4
                         TO LOAN AND SECURITY AGREEMENT

                                 EXISTING LIENS

                                   Lienholder

--------------------------------------------------------------------------------
1.    Sanwa Business Credit             Lien on specific equipment consisting
      Corporation                       of 1997 Kometsu Forklift, 1998 Kometsu
      One South Wacker                  Forklift and related parts evidenced by
      37th Floor                        financing statements bearing filing
      Chicago, IL 60606                 nos. 416881, 416882 and 429506 filed
                                        with the Oregon Secretary of State
--------------------------------------------------------------------------------
2.    Dime Commercial Corp.             Lien on specific equipment as described
      1180 Avenue of the Americas       on Exhibit 1 to this Schedule 8.4
      New York, NY  10036
--------------------------------------------------------------------------------
3.    General Electric Capital Co.      Lien with respect to specific equipment
      1961 Hirst Drive                  evidenced by financing statement
      Moberly, MO  65270                bearing filing no. 1886354
--------------------------------------------------------------------------------
4.    Trinity Capital Corporation       Lien on specific equipment as described
      475 Sansome Street - 19th Floor   on Exhibit 2 to this Schedule 8.4
      San Francisco, CA  94111
--------------------------------------------------------------------------------
5.    Leasing Partners, Inc.            Lien on specific equipment as described
      20,000 Horizon Way                on Exhibit 3 to this Schedule 8.4
      Suite 850
      Mr. Laurel, NJ 08054
--------------------------------------------------------------------------------
6.    AOE Ricoh, Inc.                   Lien on specific equipment described on
      14 Madison Road                   Exhibit 4 to this Schedule 8.4
      Fairfield, NJ  07004
--------------------------------------------------------------------------------

                                  SCHEDULE 8.8
                         TO LOAN AND SECURITY AGREEMENT

                              ENVIRONMENTAL MATTERS

Property Location: Halls Mill Road
                   Freehold, New Jersey

                   Designated on the Municipal Tax Map of Howell Township as Block 169, Lot 4 and on the Municipal Tax Map of Freehold Township as Block 78, Lots 8 and 8.01.

                   (Hereinafter in this Schedule 8.8 referred to as "the Property")

Current Property Owner: Hidel Partners/IVC Industries, Inc.

ISRA Case Nos. 86614, 87380 and 87384

ISRA Triggering Events:

      (1) October 1986 - Sale and transfer of Property from Cooper Development Company to Cooper Technicon, Inc. (subsequently transferred to a related party known as Technicon Instruments Corporation).

      (2) May 1987 - Sale and transfer of Property from Technicon Instruments Corporation to Hidel Partners.

As set forth above, since 1986 and continuing to the present, the Property has been and is currently the subject of an on-going remedial environmental action and investigation ("Remedial Action") conducted under the oversight of the New Jersey Department of Environmental Production ("NJDEP") and in accordance with the requirements, rules and regulations of the Industrial Site Recovery Act ("ISRA")(previously known as "ECRA"), N.J.S.A. 13:1K-6 et seq. The Remedial Action resulted from those transactions set forth above, which operated as a "triggering event" under ISRA. Cooper Development Company ("Cooper"), a prior owner and operator of the Property, is the party fully responsible for the Remedial Action, as well as any and all liabilities under ISRA relating thereto, including without limitation any and all costs, expenses and liabilities relating to the implementation of the Remedial Action. Cooper is a New Jersey corporation with its principal place of business located at 1132 Mark Avenue, Carpinteria, California 93013. The Remedial Action, as well as the liabilities and obligations of Cooper with respect thereto, is governed by the terms and conditions of NJDEP Administrative Consent Orders ("ACOs") under the above referenced ISRA case numbers, copies of which have been provided to Lender. In addition to Cooper's liability under the ACOs, Technicon Instrument Corporation and Cooper Technicon, Inc. further guarantee performance of and under the ACOs. Moreover, as further security for the performance of its obligations under the ACOs, Cooper has provided NJDEP with financial assurances in the form of a surety bond or letter of credit in the amount of $1,000,000, as required by the express terms and conditions of the ACOs.

      The Remedial Action is currently being implemented on behalf of Cooper by O'Brien & Gere Engineers, Inc. The Remedial Action focuses mainly on groundwater contamination. IVC's involvement in the Remedial Action has been limited solely to providing Cooper with access to the Property for performance of the Remedial Action pursuant to the terms and conditions of a Site Access Agreement between IVC and Cooper dated as of December 19, 1996, and amended by a Supplemental Agreement between IVC and Cooper dated December 1, 1999 ("Site Access Agreements"). Lender has been provided with copies of the Site Access Agreements.

      Based solely upon the representations of Cooper by and through it consultants O'Brien & Gere Engineers, Inc., the Remedial Action is presently limited to groundwater monitoring, and Cooper anticipates obtaining a "No Further Action Letter" from NJDEP within the next year. We neither render nor make any representation, warranty and/or opinion as to the accuracy of such representations by Cooper and/or O'Brien & Gere Engineers, Inc.

      O'Brien & Gere Engineers, Inc. is located at Raritan Plaza I, Edison, New Jersey 08837 and can be reached by telephone and fax at (732) 225-7380 and (732) 255-7931, respectively. Scott Stoldt is the Project Manager for this matter at O'Brien & Gere Engineers, Inc.

                                  SCHEDULE 8.13
                         TO LOAN AND SECURITY AGREEMENT

                                  LABOR MATTERS

                                                            None

                                  SCHEDULE 8.16
                         TO LOAN AND SECURITY AGREEMENT

                               MATERIAL CONTRACTS

1. Manufacturing and Supply Agreement between IVC Industries, Inc. and Eckerd Corporation, effective February 1, 1999.

2. Agreement between IVC Industries, Inc. and Roundy's, Inc., effective January 1, 1999.

3. Supply Agreement between IVC Industries, Inc. and Pathmark Stores, Inc. dated August 24, 1998, as Amended August 7, 2000.

4. Supply, Marketing and Sales Agreement between IVC Industries, Inc. and PlanetRx, Inc., effective July 22, 1999.

5. Agreement between IVC Industries, Inc. and Kerr Drug, Inc. dated November 24, 1999.

6. Agreement between IVC Industries, Inc. and Kinney Drugs, Inc., effective September 1, 1999, as Amended April 4, 2000.

7. Sales Purchase Agreement between Nash Harmon and IVC Industries, Inc., effective July 20, 2000.

8. Private Label License Agreement between IVC Industries, Inc. and Bruno's, Inc., dated February 2, 2000.

9. Wholesale Private Label Agreement between IVC Industries, Inc. and Costco Whole Corporation and the Price Company, dated March 1, 2000.

10. Direct Purchase Vitamin Agreement between Ames Merchandising Corporation and IVC Industries, Inc., effective January 1, 1999.

11. Lease Agreement dated 9/28/98 between IVC Industries, Inc. and Davis Business Center for leased premises located at 3580 N.E. Broadway, Portland, Oregon.

12. Renewal Lease dated June 18, 1999 between Diversified Management Inc. and Hall Laboratories Ltd. for Canadian facility.

13.   IVC Industries, Inc. 1995 Stock Option Plan (as amended 11/11/99).

14.   IVC Industries, Inc. Non-Employee Director's Stock Option Plan (as amended

      5/15/00).

15. Mutual Non-Disclosure Agreement dated October 1, 1999 by and between NaPro BioTherapeutics, Inc. and Intergel, a Division of IVC Industries, Inc.

16. Bilateral Confidentiality Disclosure Agreement dated July 26, 1999 by and between Abbott Laboratories and Intergel, a Division of IVC Industries, Inc.

17. Confidentiality Agreement dated May 11, 2000 by and between Kali Laboratories, Inc. and Intergel, a Division of IVC Industries, Inc.

18. Confidential Information Agreement dated February 3, 2000 by and between Biogenics, Inc. d/b/a E'Ola International and Intergel, a Division of IVC Industries, Inc.

19. Employment Agreement dated as of August 1, 2000 by and between IVC Industries, Inc. and Thomas E. Bocchino, Chief Financial Officer.

20. Employment Agreement dated April 12, 2000 by and between IVC Industries, Inc. and William Lederman, Chief Operating Officer.

21. Employment Agreement dated April 12, 2000 by and between IVC Industries, Inc. and Michael Durso, Senior Vice President, Sales and Marketing.

22. Lease Agreement dated July 29, 1998 by and between 569 Halls Mill Road, L.L.C. and IVC Industries Inc. for the premises located at 569 Halls Mill Road, Freehold, New Jersey.

23. Lease Amendment dated October 26, 1996 by and between 569 Halls Mill Road, L.L.C. and IVC Industries, Inc. for the premises located at 569 Halls Mill Road, Freehold, New Jersey.

24. Severance, Consulting and Non-Competition Agreement dated March 1, 1999 by and between I. Alan Hirschfeld and IVC Industries, Inc.

25. Development Agreement dated August 3, 1998 by and between Block Drug Company, Inc. and Intergel, a Division of IVC Industries, Inc.

26. Agreement for the Purchase and Sale of the Stock of Vitamin Specialties Corp. dated July 13, 1999 by and between IVC Industries, Inc. and Archon Vitamin Corporation.

27. IVC Industries, Inc. Employee 401(k) Profit Sharing Plan effective April 1, 1997 (as amended).

28. Employment Agreement between Andrew M. Pinkowski and IVC Industries, Inc. dated April 30, 1996 and Amendment to Employment Agreement dated February 1, 1998.

29. Equipment Lease dated as of October 6, 1999 by and between IVC Industries, Inc. and Trinity Capital Corporation.

30. Brokerage Agreement dated January 3, 1995 by and between Anderson Chamberlain, Inc. and Hall Laboratories, Inc. (now known as f IVC Industries, Inc.).

31. Sub-Vendor Import and Supply Agreement dated October 21, 1998 by and between IVC Industries, Inc. and Costco Companies, Inc.

32. Equipment Lease Agreement dated August 24, 1998 by and between IVC Industries, Inc. and Dime Commercial Corp.

33. Equipment Lease Agreement by and between IVC Industries and General Electric Capital Corp.

34. 1998 Equipment Lease Agreement by and between Sanwa Business Credit Corp. and IVC Industries, Inc.

35. Equipment Lease Agreement (no. 6781317-001) dated December 4, 1998 by and between IVC Industries, Inc. and AOE Ricoh, Inc.

36. Equipment Lease Agreement (no. 0026857-001) dated October 6, 1999 by and between IVC Industries, Inc. and Trinity Capital Corporation.

37. Equipment Lease Agreement dated October 4, 1999 by and between IVC Industries, Inc. and Leasing Partner, Inc.

38. Sublease Agreement dated February 22, 1994 by and between Pioneer Pharmaceuticals, Inc. (now known as Essex Chemical Corp.) and International Vitamin Corporation (now known as IVC Industries, Inc.) for the premises located at 191 40th Street, Irvington, New Jersey.

39. Lease Agreement dated December 1, 1986 by and between Pioneer Pharmaceuticals, Inc. and Bernard and Zelda Levere for the premises located at 191 40th Street, Irvington, New Jersey.

40. Sublease Agreement dated June 29, 1993 (as amended by Addendum dated June 30, 1993) by and between Pioneer Pharmaceuticals, Inc. (now known as Essex Chemical Corp.) and International Vitamin Corporation (now known as IVC Industries, Inc.) for the premises located at 209 40th Street, Irvington, New Jersey.

                                 SCHEDULE 9.9(i)
                         TO LOAN AND SECURITY AGREEMENT

                      EXISTING INDEBTEDNESS AS OF 10/13/00

Creditor                                           Amount
--------                                           ------

1. Dime Savings-Equipment Leases                   $670,734
   Final Payment Due 8/05

2. Capital Lease Payable                           $3,099,501
   569 Halls Mill Road
   Freehold, New Jersey
   Payable to 569 Halls Mill Road LLC
   Final Payment Due 7/1/08

3. Citicorp                                        $18,356
   450 Mamaroneck Ave.
   Harrison NY 10528
   Final Payment Due 3/8/03

4. General Electric Capital Co.                    $140,579
   1010 Thomas Edison Blvd. SW
   Cedar Rapids, Iowa 52404
   Final Payment Due 6/1/04

5. Trinity Capital Corporation                     $62,328
   475 Sansome Street
   19th Floor
   San Francisco, CA 94111
   Final Payment Due 11/15/04

6. GE Capital-Colonial Pacific Leasing             $65,270
   13010 SW 68th Parkway
   Portland, OR. 97223
   Final Payment Due 4/15/05

7. Trade Payables
   Ninety (90) Days Past Due                       $1,049,266.02

   (See Attached Exhibit 1)                        ($1,934,548.36)
                                                   Under Vendor Payment Plans

8. Non-Trade Payable

   Ninety (90) Days Past Due                       $243,375.53
                              (See Attached Exhibit 2)

                                  SCHEDULE 9.10
                         TO LOAN AND SECURITY AGREEMENT

                     EXISTING LOANS, ADVANCES AND GUARANTEES

    Name of Employee          Amount         Interest Rate          Maturity Date
    ----------------          ------         -------------          -------------
1. E. Joseph Edell       $393,242         5.93% as of 10/1/00   7/31/05
   CEO                   as of 9/30/001   compounded monthly

2. I. Alan Hirschfeld    $148,784         5.0% as of 2/1/99     3/1/03 (1st installment)
   (Prior CFO resigned   as of 7/31/99    compounded monthly    3/1/04 (2nd installment)
   as of 3/1/99)                                                3/1/05 (3rd installment)

      (**Note - Loan terms for I. Alan Hirschfeld are pursuant to the Severance, Consulting and Non-Competition Agreement dated March 1, 1999, between I. Alan Hirschfeld and IVC Industries, Inc., a copy of which has been provided to the Lender.)

--------
1 Please be advised that this figure represents the outstanding loan balance due IVC from E. Joseph Edell reduced by the outstanding loan balance due Beverlee Edell from IVC. (EJ Edell loan balance $780,808 less BEdell loan balance $307,566 equals $393,242)